UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §.240.14a-12

Tremont Mortgage Trust

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :

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(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

On September 13, 2021, Tremont Mortgage Trust, or TRMT, commenced mailing of the following letter to shareholders entitled to vote at the TRMT special meeting of shareholders in connection with the proposed merger of TRMT with and into RMR Mortgage Trust.

TIME IS SHORT – PLEASE VOTE YOUR PROXY TODAY

September 13, 2021

Dear Fellow Tremont Mortgage Trust Shareholder,

The Special Meeting of Shareholders of Tremont Mortgage Trust, or TRMT, scheduled for September 17, 2021, at 11:00 a.m. Eastern Time, is only a few days away. According to our latest records, you still have not voted your shares. Please take a moment to vote your shares now. Your vote is extremely important.

The TRMT board of trustees recommends that you vote “FOR” the proposals described in the joint proxy statement/prospectus, dated July 26, 2021, in order to implement and realize the anticipated benefits of the merger of TRMT and RMR Mortgage Trust.

Please vote your shares today via the Internet or by telephone in accordance with the instructions below. Alternatively, please mark, sign, date and mail your proxy card or voting instruction form in the postage-paid envelope provided.

If you need assistance voting your shares, please contact D.F. King & Co., Inc., which is assisting TRMT, toll free at (866) 796-1292 or by email at TRMT@dfking.com.

On behalf of your board of trustees, thank you for your prompt attention and support.

Sincerely,

G. Douglas Lanois
Chief Financial Officer and Treasurer

Three easy ways to vote